Exhibit 10.2

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (hereinafter “Agreement”), is made by and between (i) Lightbridge, Inc. (“Lightbridge”), corporate successor to Coral Systems, Inc. (“Coral”), and (ii) Lucent Technologies Inc. (“Lucent”).

RECITALS

This Agreement is entered into with reference to the following facts:

A. Coral and Lucent entered into a certain Software Acceptance and Distribution Agreement, effective September 30, 1996, and amended June 5, 1997, pursuant to which Lucent was granted a license to distribute and sub-license a software product commonly known as Fraudbuster (“Software Agreement”).

B. In accordance with the terms of the Software Agreement, Lucent sub-licensed Fraudbuster to Cox, Sprint PCS and others.

C. A dispute arose between Coral and Lucent as to the amount of license and other fees, if any, due under the Software Agreement (“License Fees”).

D. Coral commenced an action in the Massachusetts Superior Court, Coral Systems, Inc. v. Lucent Technologies Inc., Middlesex County, CA. 2001-01914 (“Litigation”).

E. The parties, and each of them, now wish to settle the Litigation and any and all claims relating to or arising out of the Software Agreement, including without limitation all claims for payment of License Fees.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties agree as follows:

1. Recitals. Recitals A through E are incorporated as part of this Agreement.

2. Payment. Lucent shall pay to Lightbridge the sum of One Million, Four Hundred Thousand dollars ($1,400,000.00) (“Payment”). Such Payment shall be made within thirty days of the execution of this Agreement by both parties and the delivery by Lightbridge to Lucent of a completed IRS Form W -9 specifying the recipient of the Payment.

3. Stipulation of Dismissal. Upon receipt of the Payment, the parties shall file a Stipulation of Dismissal, in the form attached hereto and marked “A,” dismissing the Litigation with prejudice and without costs.

4. Release. Except with respect to the obligations created under the terms of this Agreement and in consideration of the promises and covenants herein contained, Lightbridge shall and hereby does relieve, release, exonerate and forever discharge Lucent, its affiliates, and its and their present and former officers, directors, employees, indemnitees, indemnitors, representatives, agents, attorneys, nominees, lenders, and each of them, from any and all claims, debts, liabilities, obligations, damages, actions and causes of action, whether now known or unknown, suspected or unsuspected, relating to or arising out of either (1) the Software Agreement or (2) the software product commonly known as Fraudbuster.

5. Partial Invalidity. In the event that any provision of this Agreement should be held to be void, voidable, or unenforceable, the remaining portions hereof shall remain in full force and effect.

6. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

7. Entire Agreement. This Agreement constitutes a single integrated written contract expressing the entire Agreement of the parties hereto relative to the subject matter hereof. No covenants, agreements, representations, or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth in this Agreement.

8. Counterparts of Agreement. The signature of any party to this Agreement, appearing hereunder, if done by facsimile, shall be as binding as an original, and this Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the undersigned have executed this Settlement Agreement including its mutual release of all claims, as of the dates hereinafter appearing.

DATED:	May 12, 2005	Coral Systems, Inc.

BY:

/s/ Robert E. Donahue

DATED:	May 19, 2005	Lucent Technologies Inc.

BY:

/s/ Arthur H. Saiewitz

COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, SS	SUPERIOR COURT DEPARTMENT CIVIL ACTION NO. MICV2001-0l914-A

)
CORAL SYSTEMS, INC.,	)
)
Plaintiff,	)
)

v. )

)
LUCENT TECHNOLOGIES INC.,	)
)
Defendant.	)

     )

STIPULATION OF DISMISSAL

Pursuant to Rule 41(a)(I)(ii), the parties stipulate that this action shall be dismissed with prejudice and without costs.

CORAL SYSTEMS, INC., by its corporate successor LIGHTBRIDGE, INC.	LUCENT TECHNOLOGIES, INC.

By its attorneys,	By its attorneys,

John G. Fabiano (BBO #157140) James W. Matthews (BBO #560560)

Amanda P. Masselam (BBO #641108) Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Telephone: (617) 526-6000	Margaret H. Paget (BBO #567679) Sherin and Lodgen LLP 101 Federal Street Boston, MA 02110 Telephone: (617) 646-2000

Dated: April , 2005	Dated: April , 2005

“A”